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                                                                                                                   Exhibit 12.1
                                                                                                         8/22/02
                             SOUTHERN POWER COMPANY
                             ----------------------
            Computation of ratio of earnings to fixed charges for the
                      twelve months ended December 31, 2001
                         and the year to date June 2002

                                                                                                          Six
                                                                                                        Months
                                                                                                        Ended
                                                                                                        June
                                                                    -------------------------------------------
                                                                                 2001                    2002
                                                                                 ----                    ----

EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  and Income Taxes                           $    11,145     $    23,097
      AFUDC - Debt funds                                                          0               0
                                                                        -----------     -----------
         Earnings as defined                                            $    11,145     $    23,097
                                                                        ===========     ===========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  expense                                                    $     3,318     $    14,631
   Amort of debt disc, premium  and expense, net                                  0               7
                                                                        -----------     -----------
         Fixed charges as defined                                       $     3,318     $    14,638
                                                                        ===========     ===========



RATIO OF EARNINGS TO FIXED CHARGES                                             3.36            1.58
                                                                               ====            ====
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